CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated February 25, 2014 relating to the financial statements and financial highlights of Natural Resources Trust, Bond PS Series, Global Trust and Bond Trust, certain of the series comprising John Hancock Variable Insurance Trust, appearing in the December 31, 2013 Annual Reports to Shareholders. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights of the Funds” in the Proxy Statement/Prospectus and “Information Incorporated by Reference” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the Statement of Additional Information, which constitutes part of this Registration Statement, our reports dated February 25, 2014 relating to the financial statements and financial highlights appearing in the December 31, 2013 Annual Reports to Shareholders of Natural Resources Trust, Bond PS Series, Global Trust and Bond Trust, certain of the series comprising John Hancock Variable Insurance Trust. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the April 30, 2014 Prospectus and Statement of Additional Information of John Hancock Variable Insurance Trust.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 30, 2014